As filed with the Securities and Exchange Commission on August 18, 2004
                             Registration No. 333-
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _________________

                                EQUITY ONE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Maryland                                 52-1794271
  -------------------------------            ---------------------------
  (State or other jurisdiction of                   (IRS Employer
   incorporation or organization)              Identification Number)

                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                 ----------------------------------------------
                    (Address of Principal Executive Offices)

Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan
               Equity One, Inc. 2004 Employee Stock Purchase Plan
--------------------------------------------------------------------------------
                            (Full title of the Plans)
                                _________________

                            Arthur L. Gallagher, Esq.
                                 General Counsel
                                Equity One, Inc.
                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
                   ------------------------------------------
                     (Name and address of agent for service)

                                 (305) 947-1664
          -------------------------------------------------------------
           Telephone number, including area code, of agent for service

                                   Copies to:

                               Ira N. Rosner, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500


                         CALCULATION OF REGISTRATION FEE
========================================== ======================== ======================= =================== ====================
                                              Proposed number of       Proposed maximum          Proposed
           Title of securities                  shares to be            offering price       maximum aggregate        Amount of
            to be registered                    Registered(1)             per share            offering price     registration fee
------------------------------------------ ------------------------ ----------------------- ------------------- --------------------

Common Stock, $0.01 par value, to be              3,000,000                 $18.83(2)            $55,530,000          $7,036
   issued in connection with the Equity
   One, Inc. Amended and Restated 2000
   Executive Incentive Compensation Plan
------------------------------------------ ------------------------ ----------------------- ------------------- --------------------
Common Stock, $0.01 par value, to be              1,500,000                 $18.83(2)            $27,765,000          $3,520
   issued in connection with the Equity
   One, Inc. 2004 Employee Stock
   Purchase Plan.......................
------------------------------------------ ------------------------ ----------------------- ------------------- --------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, $0.01 par value, of Equity One, Inc.
     (the "Common Stock") which become issuable under the Equity One, Inc. Amended and Restated 2000 Executive Incentive Compensation Plan and the Equity One, Inc. 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of the average of the high and low price of a share of Common Stock as reported by the New York Stock Exchange on August 11, 2004.

                                EXPLANATORY NOTE

     This Registration Statement covers 3,000,000 additional shares of our common stock, $0.01 par value, issuable pursuant to the Equity One, Inc. Amended and Restated Executive Incentive Compensation Plan for which a previously filed Registration Statement on Form S-8 (File No. 333-99577) is effective (the "Prior Registration Statement"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, as filed with the Securities and Exchange Commission on September 13, 2002, are incorporated herein by reference.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to
Part I of Form S-8.

     The documents containing the information specified in Part I of Form S-8 will be sent or given without charge to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed with the Securities and Exchange Commission, are hereby incorporated by reference into this registration statement:

        (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

        (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

        (c) Our Current Reports on Form 8-K or 8-K/A filed on January 6, 2004, March 22, 2004, March 25, 2004, March 31, 2004, and July
                26, 2004;

        (d) Our Proxy Statement on Schedule 14A or 14A/A filed on April 26, 2004 and May 6, 2004; and

        (e) The description of our common stock contained in our Registration Statement on Form 8-A, dated October 15, 1997 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 9 and 12 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law. This provision does not limit the Registrant's ability, or its stockholders ability, to obtain other relief, such as an injunction or rescission.

     The Registrant's charter and bylaws authorize and obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or any individual who, while serving as a director on the Registrant's board, and at the Registrant's request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor to the Registrant in any of the capacities described above and to any of the Registrant's employees or agents, or employees or agents of a predecessor.

     Maryland law requires a corporation, unless its charter provides otherwise, which the Registrant's charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The Registrant has entered into indemnification agreements with each member of its board of directors. The indemnification agreements require, among other things, that the Registrant indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, the Registrant must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his or her rights under the indemnification agreements and may cover executive officers and directors under the Registrant's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits

        See "Exhibit Index" on page II-1 below.

Item 9. Undertakings

        (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami Beach, State of Florida on this 18th day of August, 2004.
                                              EQUITY ONE, INC.


                                              By: /s/ Chaim Katzman
                                                  ___________________________
                                                  Chaim Katzman
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Chaim Katzman and Howard M. Sipzner his true and lawful attorney-in-fact with authority to execute in the name of each such person, acting singly, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
/s/ Chaim Katzman                               Chairman of the Board and                   August 18, 2004
-------------------------                       Chief Executive Officer
Chaim Katzman                                 (Principal Executive Officer)

/s/ Doron Valero                            President, Chief Operating Officer              August 18, 2004
-------------------------                             and Director
Doron Valero

/s/ Howard M. Sipzner                           Chief Financial Officer                     August 18, 2004
-------------------------                    (Principal Accounting Officer)
Howard M. Sipzner

/s/ Robert Cooney                                      Director                             August 18, 2004
-------------------------
Robert Cooney

/s/ Nathan Hetz                                        Director                             August 18, 2004
-------------------------
Nathan Hetz

/s/ Noam Ben Ozer                                      Director                             August 18, 2004
-------------------------
Noam Ben Ozer

/s/ Shaiy Pilpel                                       Director                             August 18, 2004
-------------------------
Shaiy Pilpel

/s/ Dori Segal                                         Director                             August 18, 2004
-------------------------
Dori Segal

/s/ Patrick L. Flinn                                   Director                             August 18, 2004
-------------------------
Patrick L. Flinn

/s/ Peter Linneman                                     Director                             August 18, 2004
-------------------------
Peter  Linneman

                                  EXHIBIT INDEX

  Exhibit
  Number                                 Description
  ------                                 -----------

     5.1      Opinion of Venable LLP
    23.1      Consent of Deloitte & Touche LLP
    23.2 Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1 hereto)
    24.1 Power of Attorney (contained on the signature pages of this Registration Statement)











                                       9